EXHIBIT 24

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Getty Petroleum Corp. on Form S-8 (Registration Nos. 33-22653 and 33-64746) of our report dated March 16, 1995 on our audits of the consolidated financial statements and financial statement schedule of Getty Petroleum Corp. and Subsidiaries as of January 31, 1995 and 1994 and for each of the three years in the period ended January 31, 1995 which report has been incorporated by reference in this Annual Report on Form 10-K from the 1995 Annual Report to Stockholders of Getty Petroleum Corp. and Subsidiaries.





New York, New York
March 16, 1995.





[LEGEND]
                                                                 EXHIBIT 27
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CONSOLIDATED FINANCIAL STATEMENTS OF GETTY PETROLEUM CORP. AND SUBSIDIARIES AS OF JANUARY 31, 1995 AND FOR THE YEAR THEN ENDED AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH CONSOLIDATED FINANCIAL STATEMENTS.